UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 21, 2004

Trimeris, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23155	56-1808663
(Commission File Number)	(IRS Employer Identification No.)

3518 Westgate Drive, Suite 300, Durham, North Carolina	27707
(Address of Principal Executive Offices)	(Zip Code)

(919) 419-6050

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On October 21, 2004, Trimeris, Inc. issued a press release announcing earnings for the third quarter ending September 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1.

The presentation of financial results in the Exhibit 99.1 contains certain non-GAAP financial measures, which are meant to provide additional information and insight relating to operating results. Sales of Fuzeon are recorded by Roche, our collaborative partner. Specifically, we included an adjusted net sales figure for second quarter sales of Fuzeon to account for a one-time “pipeline fill” of product to wholesalers (i.e. net sales of $24.4 million in the second quarter minus $4.5 million of net sales we believe is attributable to pipeline fill yields an adjusted net sales figure for the second quarter of $19.9 million). We believe that this allows for a more meaningful period-to-period comparison of second and third quarter net sales as we do not believe that any pipeline fill occurred in the latter period.

These measures are not in accordance with, or a substitute for GAAP and may be different from or inconsistent with non-GAAP financial measures used by other companies.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

By:	/s/ Robert R. Bonczek
Robert R. Bonczek
Chief Financial Officer and General Counsel

Dated October 26, 2004